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                                 EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


  As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated February 15, 1999 included in or incorporated by reference in Transcend Services, Inc.'s Form 10-K, filed with the Securities and Exchange Commission for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.


                            ARTHUR ANDERSEN LLP


Atlanta, Georgia
May 12, 1999